Exhibit 99.1

Editorial Contacts:	For Immediate Release

Joe Greenhalgh, Vice President, Investor Relations – USA (510) 713-4430

Nancy Morrison, Vice President, Corporate Communications – USA (510) 713-4948

Ben Starkie, Public Relations Manager – Europe +41-(0) 21-863-5195

Logitech Announces Q4, Full-Year Financial Results for FY 2009

FREMONT, Calif., April 22, 2009 and ROMANEL-SUR-MORGES, Switzerland, April 23, 2009 — Logitech International (SIX: LOGN) (Nasdaq: LOGI) today announced financial results for the fourth quarter and full year of Fiscal Year 2009.

Sales for Q4 were $408 million, a decrease of 32 percent compared to $601 million in the same quarter last year. The Company posted an operating loss of $43 million, compared to operating income of $66 million in the same quarter a year ago. The net loss for Q4 was $35 million ($0.20 per share) compared to net income of $60.3 million ($0.32 per share) in Q4 FY 2008. During the fourth quarter, Logitech recorded pre-tax restructuring charges of $20.5 million ($15.9 million after tax or $0.09 per diluted share). Gross margin for Q4 was 25.0 percent compared to 35.6 in Q4 FY 2008.

Logitech’s retail sales for Q4 FY 2009 declined by 32 percent year over year, with sales down by 36 percent in EMEA, 33 percent in the Americas, and 14 percent in Asia. OEM sales were down by 33 percent.

“The primary cause of the year-over-year decline in our Q4 sales was the economic downturn,” said Gerald P. Quindlen, Logitech president and chief executive officer. “Our sales were negatively impacted by the combination of weak consumer demand and the accelerating reset by our channel partners of their weeks of supply. A contributing factor to our sales decline was the effect of the stronger U.S. dollar.

“Consumer demand for our products in Q4 was much stronger than our reported sales would suggest. According to data we receive from our channel partners, sell-through of our products in the Americas and EMEA, our two largest regions, was down 14 percent and 7 percent, respectively, in Q4 compared to the prior year. Additionally, our most current data shows that our market share is largely stable – and in some cases growing – across most of our product categories.

“Historically the amount of Logitech product carried by our channel partners has been a function of the high sell-through rate of our products. With the continuing economic downturn, the sudden decline in the sell-through rate of our products resulted in our channel partners significantly lowering their levels of required supply. We are reaching alignment with this new level through promotional activities and reduced shipments. Our actions will accelerate, in Q1, leading to equilibrium in the channel in Q2. In view of these dynamics, we expect Q1 to be the low point of the year for operating results.

“During Q4 we achieved more than a $100 million reduction in our inventory on a sequential basis. I am also very pleased with our cash management during the quarter. We exited Fiscal Year 2009 with approximately a half billion dollars in cash, up sequentially, and virtually unchanged year over year, in spite of the turmoil in the global economy during the period.

“As we successfully achieve realignment with partners’ required supply levels, continue to realize the benefits of our recent restructuring – which, together with our efforts to reduce variable spending, we expect to reduce our cost structure by $100 million annually – and introduce our new lineup of products designed for today’s consumer, I believe we will have the elements in place for a return to earnings growth for the second half of Fiscal 2010.

“Beyond the current fiscal year, there are significant, ongoing trends that will spur our growth as we move past the impact of the current macroeconomic environment. Logitech fulfills the increasing demand for interfaces between people and the expanding digital world across multiple platforms and user environments. This presents an opportunity for us as we introduce products that enhance the usability and experiences of these new platforms. Our advantages of scale, strong distribution, brand leadership and an unparalleled innovation engine continue to position us for long-term growth.”

Full-Year Financial Results

For the full fiscal year, sales were $2.2 billion, down from $2.4 billion in FY 2008. Operating income was $110 million, down from $287 million a year ago. Net income was $107 million ($0.59 per share) compared to net income of $231 million ($1.23 per share) in the prior year. Excluding restructuring charges and an impairment loss on short-term investments, net income was $126 million ($0.69 per share). Gross margin for FY 2009 was 31.3 percent compared to 35.8 percent in FY 2008.

Outlook

Because of the continued impact of the global economic environment on Logitech’s business visibility, the Company will provide a one-quarter outlook in each quarter throughout Fiscal Year 2010. For the first quarter of FY 2010, which is historically the smallest quarter for both sales and operating leverage, Logitech expects sales within the range of $300 million to $320 million, gross margin within the range of 24 percent to 26 percent, and an operating loss between $40 million and $50 million. The Company expects Q1 to be the low point of the year for operating results.

Earnings Teleconference and Webcast

Logitech will hold an earnings teleconference on Thursday, April 23, 2009 at 8:30 a.m. Eastern Standard Time and 14:30 Central European Summer Time. A live webcast of the call, along with presentation slides, will be available on the Logitech corporate Web site at http://ir.logitech.com.

About Logitech

Logitech is a world leader in personal peripherals, driving innovation in PC navigation, Internet communications, digital music, home-entertainment control, gaming and wireless devices. Founded in 1981, Logitech International is a Swiss public company listed on the SIX Swiss Exchange (LOGN) and on the Nasdaq Global Select Market (LOGI).

# # #

This press release contains forward-looking statements, including the statements regarding the size and timing of expected savings from the restructuring and efforts to lower variable expenses, an expected return to earnings growth in the second half of FY 2010, the impact of ongoing trends on future growth, being positioned for long-term growth, anticipated sales, operating income and gross margin for Q1 FY 2010, and the expectation that Q1 FY 2010 will be the low point for operating results. The forward-looking statements in this release involve risks and uncertainties that could cause Logitech’s actual results to differ materially from that anticipated in these forward-looking statements. Factors that could cause actual results to differ materially include: our inability to predict the depth and length of the deterioration of general economic conditions and its impact on our business, operating results and financial condition; the demand of our customers and our consumers for our products and our ability to accurately forecast it; Logitech’s ability to achieve expected cost reductions within expected time frames; the effect of pricing, product, marketing and other initiatives by our competitors, and our reaction to them, on our sales, gross margins and profitability; if we fail to take advantage of long-term trends in the consumer electronics and personal computers industries; if we fail to successfully innovate in our current and emerging product categories and identify new feature or product opportunities; the sales mix among our lower- and higher-margin products and our geographic sales mix; as well as those additional factors set forth in our periodic filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended March 31, 2008 and our Quarterly Reports on Form 10-Q, available at www.sec.gov. Logitech does not undertake to update any forward-looking statements.

Logitech, the Logitech logo, and other Logitech marks are registered in Switzerland and other countries. All other trademarks are the property of their respective owners. For more information about Logitech and its products, visit the company’s Web site at www.logitech.com.

(LOGI – IR)

LOGITECH INTERNATIONAL S.A.

(In thousands, except per share amounts) - Unaudited

	Quarter Ended March 31,
CONSOLIDATED STATEMENTS OF OPERATIONS	2009	2008
Net sales	$407,948	$601,234
Cost of goods sold	305,864	387,290

Gross profit	102,084	213,944

% of net sales	25.0%	35.6%
Operating expenses:
Marketing and selling	71,101	84,689
Research and development	29,744	33,462
General and administrative	23,901	29,654
Restructuring charges	20,547	—

Total operating expenses	145,293	147,805

Operating income (loss)	(43,209)	66,139
Interest income, net	1,089	3,744
Other income, net	702	(1,852)

Income (loss) before income taxes	(41,418)	68,031
Provision (benefit) for income taxes	(6,340)	7,693

Net income (loss)	$(35,078)	$60,338

Shares used to compute net income (loss) per share:
Basic	179,065	180,636
Diluted	179,065	186,299
Net income (loss) per share:
Basic	($0.20)	$0.33
Diluted	($0.20)	$0.32

LOGITECH INTERNATIONAL S.A.

(In thousands, except per share amounts) - Unaudited

	Twelve Months Ended March 31,
CONSOLIDATED STATEMENTS OF OPERATIONS	2009	2008
Net sales	$2,208,832	$2,370,496
Cost of goods sold	1,517,606	1,521,378

Gross profit	691,226	849,118

% of net sales	31.3%	35.8%
Operating expenses:
Marketing and selling	319,167	324,451
Research and development	128,755	124,544
General and administrative	113,103	113,443
Restructuring charges	20,547	—

Total operating expenses	581,572	562,438

Operating income	109,654	286,680
Interest income, net	8,628	15,508
Other income, net	8,511	(39,374)

Income before income taxes	126,793	262,814
Provision for income taxes	19,761	31,788

Net income	$107,032	$231,026

Shares used to compute net income per share:
Basic	178,811	181,362
Diluted	182,911	187,942
Net income per share:
Basic	$0.60	$1.27
Diluted	$0.59	$1.23

LOGITECH INTERNATIONAL S.A.

(In thousands) - Unaudited

CONSOLIDATED BALANCE SHEETS	March 31, 2009	March 31, 2008
Current assets
Cash and cash equivalents	$492,759	$482,352
Short term investments	1,637	3,940
Accounts receivable	213,929	373,619
Inventories	233,467	245,737
Other current assets	56,884	60,668

Total current assets	998,676	1,166,316
Property, plant and equipment	104,132	104,461
Intangible assets
Goodwill	242,909	194,383
Other intangible assets	32,109	21,730
Other assets	43,704	40,042

Total assets	$1,421,530	$1,526,932

Current liabilities
Accounts payable	$157,798	287,001
Accrued liabilities	131,496	156,094

Total current liabilities	289,294	443,095
Other liabilities	134,528	123,793

Total liabilities	423,822	566,888
Shareholders’ equity	997,708	960,044

Total liabilities and shareholders’ equity	$1,421,530	$1,526,932

LOGITECH INTERNATIONAL S.A.

(In thousands) - Unaudited

	Twelve Months Ended March 31,
CONSOLIDATED STATEMENTS OF CASH FLOWS	2009	2008
Cash flows from operating activities:
Net income	$107,032	$231,026
Non-cash items included in net income:
Depreciation	44,849	43,831
Amortization of other intangible assets	8,166	5,391
Share-based compensation expense related to options, restricted stock units and purchase rights	24,503	21,040
Write-down of investments	2,727	79,823
Gain on sale of investments		(27,761)
Excess tax benefits from share-based compensation	(6,592)	(15,231)
Loss (gain) on cash surrender value of life insurance policies	2,868	(724)
In-process research and development	1,000	—
Deferred income taxes and other	(11,215)	(2,138)
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	152,496	(31,212)
Inventories	(9,078)	(10,230)
Other assets	14,615	(10,725)
Accounts payable	(123,802)	61,096
Accrued liabilities	(6,982)	48,893

Net cash provided by operating activities	200,587	393,079

Cash flows from investing activities:
Purchases of property, plant and equipment	(48,263)	(57,900)
Purchases of short-term investments	—	(379,793)
Sales of short-term investments	—	538,479
Proceeds from sale of investment	—	13,308
Acquisitions, net of cash acquired	(64,430)	(59,722)
Premiums paid on cash surrender value life insurance policies	(427)	(1,151)

Net cash provided by (used in) investing activities	(113,120)	53,221

Cash flows from financing activities:
Repayment of short-term debt	—	(11,739)
Purchases of treasury shares	(78,870)	(219,742)
Proceeds from sale of shares upon exercise of options and purchase rights	31,119	50,603
Excess tax benefits from share-based compensation	6,592	15,231

Net cash used in financing activities	(41,159)	(165,647)

Effect of exchange rate changes on cash and cash equivalents	(35,901)	5,502

Net increase (decrease) in cash and cash equivalents	10,407	286,155
Cash and cash equivalents at beginning of period	482,352	196,197

Cash and cash equivalents at end of period	$492,759	$482,352

LOGITECH INTERNATIONAL S.A.

(In thousands, except per share amounts) - Unaudited

SUPPLEMENTAL FINANCIAL INFORMATION	Quarter Ended March 31,		Twelve Months Ended March 31,
Reconciliation of GAAP to non-GAAP Financial Measures	2009	2008	2009	2008
GAAP measures:
GAAP operating income (loss)	$(43,209)	$66,139	$109,654	$286,680
GAAP income (loss) before income taxes	$(41,418)	$68,031	$126,793	$262,814
GAAP net income (loss)	$(35,078)	$60,338	$107,032	$231,026
Adjustments to GAAP measures:
Restructuring:
Restructuring charges	$20,547	$—	$20,547	$—
Income tax benefit related to restructuring	(4,626)	—	(4,626)	—

Restructuring charges, net of tax	$15,921	$—	$15,921	$—

Short-term investments:
Impairment loss on short-term investments	$963	$6,900	$2,727	$79,823
Realized gain on sale of short-term investments	—	—	—	(33,712)
Realized loss on sale of short-term investments	—	—	—	5,951

Net loss (gain) related to short-term investments	$963	$6,900	$2,727	$52,062

Non-GAAP measures:
Non-GAAP operating income (loss)	$(22,662)	$66,139	$130,201	$286,680
Non-GAAP income (loss) before income taxes	$(19,908)	$74,931	$150,067	$314,876
Non-GAAP net income (loss)	$(18,194)	$67,238	$125,680	$283,088
Per Share Data:
GAAP net income (loss):
Basic	$(0.20)	$0.33	$0.60	$1.27
Diluted	$(0.20)	$0.32	$0.59	$1.23
Adjustments to GAAP net income (loss):
Basic	$0.09	$0.04	$0.10	$0.29
Diluted	$0.09	$0.04	$0.10	$0.28
Non-GAAP net income (loss):
Basic	$(0.11)	$0.37	$0.70	$1.56
Diluted	$(0.11)	$0.36	$0.69	$1.51

We sometimes use information derived from consolidated financial information but not presented in our financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP). Certain of these data are considered “non-GAAP financial measures” under the U.S. Securities and Exchange Commission rules. The adjustments between the GAAP and non-GAAP financial measures presented above consist of (a) the impact on operating income (loss), income (loss) before income taxes, net income (loss) and net income (loss) per share of the restructuring charges recorded by the Company during the fiscal quarter ended March 31, 2009 and (b) the impact on Other Income of the impairment loss related to other-than-temporary declines in fair value of short-term investments during the quarter and year ended March 31, 2009 and 2008. Our management uses these non-GAAP measures in its financial and operational decision-making. Our management believes these non-GAAP measures, when considered in conjunction with the corresponding GAAP measures, facilitate better comparison by our investors of our current period results with corresponding prior periods.

LOGITECH INTERNATIONAL S.A.

(In thousands, except per share amounts) - Unaudited

	Quarter Ended March 31,		Twelve Months Ended March 31,
SUPPLEMENTAL FINANCIAL INFORMATION	2009	2008	2009	2008
Depreciation	$10,999	$10,801	$44,849	$43,831
Amortization of other acquisition-related intangibles	2,358	1,736	9,166	5,391
Operating income (loss)	(43,209)	66,139	109,654	286,680
Operating income (loss) before depreciation and amortization	(29,852)	78,676	163,669	335,902
Capital expenditures	9,632	16,611	48,263	57,900
Net sales by channel:
Retail	$358,421	$527,001	$1,887,343	$2,067,288
OEM	49,527	74,233	321,489	303,208

Total net sales	$407,948	$601,234	$2,208,832	$2,370,496

Net sales by product family:
Retail - Pointing Devices	$106,271	$166,514	$579,775	$615,524
Retail - Keyboards & Desktops	72,485	118,579	384,809	464,984
Retail - Audio	92,901	113,785	445,362	478,455
Retail - Video	49,707	59,981	248,339	238,728
Retail - Gaming	19,404	32,865	127,052	146,016
Retail - Remotes	17,653	35,277	102,006	123,581
OEM	49,527	74,233	321,489	303,208

Total net sales	$407,948	$601,234	$2,208,832	$2,370,496

Stock-based Compensation Expense for Employee Stock Options, Restricted Stock Units and Employee Stock Purchases	Quarter Ended March 31,		Twelve Months Ended March 31,
	2009	2008	2009	2008
Cost of goods sold	$875	$704	$3,163	$2,706
Marketing and selling	2,081	1,908	7,989	7,696
Research and development	1,222	1,051	4,488	3,505
General and administration	2,373	2,118	8,863	7,132
Income tax expense (benefit)	1,482	(1,546)	(3,102)	(4,773)

Total stock-based compensation expense after income taxes	$8,033	$4,235	$21,401	$16,266

Stock-based compensation expense for employee stock options, restricted stock units and employee stock purchases, net of tax, per share (diluted)	$0.04	$0.02	$0.12	$0.09